UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2009

ACCELRYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27188	33-0557266
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification number)

10188 Telesis Court, San Diego, California 92121-1761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On November 5, 2009, Accelrys, Inc. (the “Company”) held a conference call announcing its second quarter fiscal year 2010 financial results. During that conference call, the Company inadvertently stated that it continues to expect low double digit revenue growth this fiscal year. In fact, the Company continues to expect low single digit revenue growth this fiscal year.

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements:

Statements contained in this Current Report on Form 8-K relating to the Company’s expectations of revenue growth this fiscal year are forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties. These include risks that the Company will not achieve its anticipated revenue growth due to, among other possibilities, an inability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, an inability to successfully complete and recognize revenue from the Company’s service engagements as well as the risks and uncertainties that are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended March 31, 2009, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company’s actual results could differ materially from those projected in such forward-looking statements due to these risks and uncertainties, and the Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ RICK E. RUSSO
Rick E. Russo
Senior Vice President and
Chief Financial Officer

Date: November 6, 2009

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